HUMBOLDT
CAPITAL CORPORATION
#1800, 633 Sixth Avenue SW
Calgary, Alberta
T2P 2Y5 Canada

August 5, 2008

California Oil & Gas Corp.

#2000, 633 Sixth Avenue SW

Calgary, AB T2P 2Y5

Attention: John McLeod

Dear Mr. McLeod:

Re: Loan Agreement

Subject to the following conditions, Humboldt Capital Corporation (“Humboldt”) agrees to loan California Oil & Gas Corp. (“COGC”) two hundred and fifty thousand dollars ($250,000.00) U.S.

Upon receipt of the Loan, COGC will issue to Humboldt 500,000 fully paid Common Shares of COGC at no additional cost to Humboldt.

The Loan will be due and payable on September 30, 2008 together with interest from the date of the advance to September 30, 2008 at a rate of 10% per annum.

John McLeod will provide Humboldt with a personal guarantee in the amount of $250,000. If COGC does not honor its undertakings in this agreement, John McLeod will repay Humboldt the amount advanced plus interest outstanding.

This agreement is subject to all necessary regulatory approvals.

Agreed to this 5 day of August, 2008.

/s/ signed	/s/ John McLeod
Humboldt Capital Corporation #1800, 633 Sixth Avenue SW Calgary, AB T2P 2V5	California Oil & Gas Corp. #2000, 633 Sixth Avenue SW Calgary, AB T2P 2V5

/s/ John McLeod
John McLeod #2000, 633 Sixth Avenue SW Calgary, AB T2P 2V5

CW2074273.1